STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made by and between netGuru, Inc., a Delaware corporation, with its principal place of business located at 22700 Savi Ranch Road, Yorba Linda, CA 92887 (the "Company"), and Peter R. Kellogg (the "Subscriber") effective as of November 27, 2000.

                                R E C I T A L S:
                                ----------------

         A. Subscriber desires to acquire, and the Company desires to sell to Subscriber, One Million Six Hundred Seventy Thousand Two Hundred Seventy (1,670,270) shares (the "Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), at a per Share price of $3.93, for a total consideration of Six Million Five Hundred Sixty-Four Thousand One Hundred Sixty Dollars ($6,564,160) (the "Purchase Price").

         B. The Company shall use the proceeds of the Purchase Price solely to repurchase the Company's Series B Cumulative Convertible Preferred Stock which are outstanding as of the date hereof, pursuant to that certain Repurchase and Amendment Agreement, dated the same date hereof, by and among the Company and Elliot Associates, L.P. and Westgate International, L.P. (the "Repurchase Agreement").

         C. The execution of this Agreement and the consummation of the transactions contemplated herein shall occur concurrently with, and shall be conditional upon, the execution of the Repurchase Agreement and the consummation of the transactions contemplated therein.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. PURCHASE AND SALE OF SHARES.

         1.1 PURCHASE AND SALE. Subject to the terms and conditions set forth herein, the Company hereby sells, transfers, conveys, assigns and delivers the Shares to Subscriber, and Subscriber hereby acquires, purchases and accepts the Shares from the Company.

         1.2 PURCHASE PRICE. The purchase price for the Shares is Six Million Five Hundred Sixty-Four Thousand One Hundred Sixty Dollars ($6,564,160) (the "Purchase Price"), which shall be paid by wire transfer to an account designated by the Company, or by certified check made payable to the Company, at the time this Agreement is executed and delivered to the Company by the Subscriber.

2. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER.

         The Subscriber hereby represents and warrants to the Company as follows:

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         2.1 LIMITED PUBLIC MARKET FOR SHARES. The Subscriber acknowledges and agrees that the purchase of the Shares involves a high degree of risk in that
(i) a limited public market exists for the Shares and the shares of Common Stock; (ii) the Shares have not been registered under the Securities Act of 1933, as amended ("1933 Act"), and the Company has no obligation to register the Shares, except as set forth in Section 4 below; (ii) an investment in the Shares is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (iv) the Subscriber may not be able to liquidate the Subscriber's investment; and (v) the Subscriber could sustain the loss of Subscriber's entire investment.

         2.2 INVESTMENT REPRESENTATIONS.

                  (a) The Subscriber represents that the Subscriber is an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the 1933 Act) and that the Subscriber is able to bear the economic risk of an investment in the Shares.

                  (b) The Subscriber acknowledges that the Subscriber has significant prior investment experience, including investment in non-registered securities. The Subscriber recognizes the highly speculative nature of this investment. The Subscriber has received copies of the Company's Form 10-KSB for the fiscal year ended March 31, 2000, and Forms 10-QSB for the quarters ended June 30, 2000 and September 30, 2000.

                  (c) The Subscriber hereby acknowledges that this offer and sale of the Shares has not been reviewed by the United States Securities and Exchange Commission ("SEC") or by any state securities regulator because it is intended to be a nonpublic offering pursuant to Sections 3(a), 4(2) and 4(6) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder. The Subscriber represents that the Shares are being purchased for the Subscriber's own account, for investment purposes only and not for distribution or resale to others. The Subscriber agrees that the Subscriber will not sell or otherwise transfer the Shares unless they are registered under the 1933 Act or unless an exemption from such registration is available.

                  (d) The Subscriber understands that the Shares have not been registered under the 1933 Act by reason of a claimed exemption under the provisions of the 1933 Act which depends, in part, upon the Subscriber's investment intention. In this connection, the Subscriber understands that it is the position of the SEC that the statutory basis for such exemption would not be present if the Subscriber's representation merely meant that the Subscriber's present intention was to hold the Shares for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to resell after a pre-determined amount of time would represent a purchase with an intent inconsistent with the Subscriber's representation to the Company, and the SEC might regard such a sale or disposition as a deferred sale to which such exemptions are not available.

                  (e) The Subscriber understands that Rule 144 (the "Rule") promulgated by the SEC under the 1933 Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the 1933 Act. The Subscriber understands and hereby acknowledges that the Company is the only entity that can register the shares of Common Stock under the 1933 Act and that the Company is under no obligation to register the Shares under the 1933 Act, with the exception of certain registration rights set forth in Section 4 below. The Subscriber acknowledges that the

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         Company may, if it desires, permit the transfer of the Shares out of the Subscriber's name only when the Subscriber's request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the 1933 Act or any applicable state "blue sky" laws and subject to the provisions of Section 2.2(f) hereof.

                  (f) The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Shares stating that they have not been registered under the 1933 Act and under applicable state securities laws and setting forth or referring to the restrictions on transferability and sale thereof.

                  (g) The Subscriber hereby represents that the address of Subscriber furnished by the Subscriber at the end of this Agreement is the Subscriber's principal residence, if the Subscriber is an individual, or its principal business address, if the Subscriber is a corporation or other entity.

                  (h) The Subscriber has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the transactions contemplated hereunder, and all such questions, if any, have been answered to the full satisfaction of the Subscriber; and the Company shall provide Subscriber with the opportunity to ask additional questions of and receive answers (all of which information shall be limited to information in the public realm) from the Company concerning the Company during the period which the Subscriber owns the Shares.

                  (i) The Subscriber has such knowledge and expertise in financial and business matters that the Subscriber is capable of evaluating the merits and risks involved in an investment in the Shares.

                  (j) The Subscriber has full power and authority to execute and deliver this Agreement and to perform the obligations of the undersigned hereunder; and this Agreement is a legally binding obligation of the Subscriber enforceable in accordance with its terms.

                  (k) Except as set forth in this Agreement, no representations or warranties have been made to the Subscriber by the Company, or any of its agents, employees or affiliates, and in entering into this transaction, the Subscriber is not relying on any information, other than that contained in the public documents of the Company and the results of an independent investigation by the Subscriber.

                  (l) The Subscriber agrees that the Subscriber will not sell or otherwise transfer the Shares unless they are registered under the 1933 Act and applicable state "blue sky" laws or unless an exemption from such registration is available. The Subscriber represents that (i) the Subscriber has adequate means of providing for the Subscriber's current needs and possible personal contingencies, (ii) the Subscriber has no need for liquidity in this investment, (iii) the Subscriber is able to bear the substantial economic risk of an investment in the Shares for an indefinite period, and (iv) at the present time the Subscriber could afford a complete loss of such investment.

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                  (m) It is understood that all documents, records and books pertaining to this investment have been made available for the inspection by the Subscriber's attorney and/or accountant and the Subscriber.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to Subscriber as follows:

         3.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. The Company and each of its subsidiaries ("Company Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes qualification necessary, other than in jurisdictions where the failure to qualify would not have a material adverse effect.

         3.2 CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, $.01 par value, 5,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), and 12,000 shares of Series B Cumulative Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"). As of the date hereof and prior to consummation of the transactions contemplated by this Agreement and the Repurchase Agreement, 14,303,033 shares of the Company Common Stock are issued and outstanding, 2,423,027 shares of the Company Common Stock are reserved for issuance upon the exercise of outstanding options and warrants to purchase the Company Common Stock, 8,000 shares of Series B Preferred Stock are issued and outstanding and, except for such shares of the Company's Series B Preferred Stock, no shares of the Company Preferred Stock are issued and outstanding. All outstanding shares of the Company Common Stock and Series B Preferred Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding rights, options, warrants, subscriptions, calls, convertible securities or agreements of any character or nature (other than as disclosed herein) under which the Company is or may become obligated to issue or to transfer any shares of its capital stock of any kind.

         3.3 AUTHORITY.

                  (a) CORPORATE ACTION. The Company has all requisite corporate power and authority to enter into this Agreement and all other agreements, documents and/or instruments referred to or contemplated herein, including without limitation the Repurchase Agreement (collectively, the "Transaction Documents") and to perform its obligations hereunder and to consummate the transactions contemplated by the Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company. The Transaction Documents have been duly executed and delivered by the Company and each of the Transaction Documents is the valid and binding obligation of the Company, enforceable in accordance with its terms, except that enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

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

                  (b) NO CONFLICT. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance with the provisions hereof will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of the Company or any of the Company Subsidiaries under, any term, condition or provision of (x) the certificate or articles of incorporation or bylaws of the Company or any of the Company Subsidiaries or (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of the Company Subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges or encumbrances which, individually or in the aggregate, would not have a material adverse effect.

                  (c) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by the Company or any of the Company Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for securities law filings to be made in connection with the issuance of the Shares.

         3.4 SEC DOCUMENTS

                  (a) SEC REPORTS. The Company has made available to Subscriber or his counsel correct and complete copies of each report, schedule, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the "SEC") on or after March 31, 2000 (the "Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC on or after that date. The Company SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Securities Exchange Act of 1934 (the "1934 Act"), as the case may be, and the rules and regulations promulgated by the SEC thereunder. The Company has filed all documents and agreements which were required to be filed as exhibits to the Company SEC Documents.

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

                  (b) FINANCIAL STATEMENTS. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB promulgated by the SEC) and fairly present the financial position of the Company as at the respective dates thereof and the results of its operations and cash flows for the respective periods then ended.

         3.5 LITIGATION. There is no suit, action, arbitration, demand, claim or proceeding pending or, to the best knowledge of the Company, threatened against the Company or any of the Company Subsidiaries in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby.

4. REGISTRATION RIGHTS.

         4.1 On or before December 4, 2000, the Company shall, at its sole cost and expense, file a registration statement on the appropriate form under the 1933 Act with the SEC covering all of the Shares (referred to in this Section 4 as the "Registrable Securities") purchased by Subscriber (referred to in this
Section 4 as the "Registered Holder") pursuant to this Agreement. The Company will use its best efforts to have such registration statement declared effective as soon as possible after filing, and to keep such registration statement current and effective until December 31, 2001 or until such earlier date as all of the Registrable Securities registered pursuant to such registration statement shall have been sold.

         4.2 If the Company effects any registration under the 1933 Act of any Registrable Securities pursuant to Section 4.1, the Company shall indemnify, to the extent permitted by law, and hold harmless any person or entity whose Registrable Securities are included in such registration statement (each, a "Seller"), any underwriter, any officer, director, affiliate, shareholder, employee or agent of such underwriter, and each other person, if any, who controls such underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages, liabilities, judgment, fines, penalties, costs and expenses, joint or several, or actions in respect thereof (collectively, the "Claims"), to which each such indemnified party becomes subject, under the 1933 Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or any amendment or supplement thereto or any document filed under a state securities or blue sky law (collectively, the "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any other legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided that the Company shall not be liable in any such case to a particular indemnified party to the extent such Claim is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use in the preparation of such Registration Document.

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         4.3 In connection with any registration statement in which Seller is participating, Seller shall indemnify, to the extent permitted by law, and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each other Seller and each underwriter, any officer, director, affiliate, shareholder, employee or agent of any such other Seller or underwriter and each other person, if any, who controls such other Seller or underwriter within the meaning of Section 15 of the 1933 Act against any Claims to which each such indemnified party may become subject under the 1933 Act or otherwise, insofar as such Claims (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any Claims are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by the Seller specifically for use in the preparation thereof.

         4.4 Any person entitled to indemnification under Section 4.2 or 4.3 above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Section 4.4, but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under
Section 4.2 or 4.3 above, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Claim within twenty
(20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned). If the indemnifying party assumes the defense of any Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party.

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         4.5 If for any reason the indemnity provided in Section 4.2 or 4.3 above is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the transactions contemplated by this Agreement. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. Notwithstanding the foregoing, no underwriter or controlling person thereof, if any, shall be required to contribute, in respect of such underwriter's participation as an underwriter in the offering, any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 4.5 shall be several in proportion to their respective underwriting commitments and not joint.

         4.6 The provisions of Sections 4.2 through 4.5 of this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

         4.7 If and whenever the Company is required by the provisions of this
Section 4 to use its best efforts to register any Registrable Securities under the 1933 Act, the Company shall, as expeditiously as possible under the circumstances and subject to the terms of this Section 4:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as possible after filing and remain effective.

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

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and effective and to comply with the provisions of the 1933 Act, and any regulations promulgated thereunder, with respect to the sale or disposition of all Registrable Securities covered by the registration statement required to effect the distribution of the securities, but in no event shall the Company be required to do so after December 31, 2001.

                  (c) Furnish to the Sellers participating in the offering, copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the 1933 Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of the securities, but only while the Company is required under the provisions hereof to keep the registration statement current.

                  (d) Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions of the United States as the Sellers participating in the offering shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable each participating Seller to consummate the disposition of the Registrable Securities in such jurisdictions.

                  (e) Notify each Seller selling Registrable Securities, at any time when a prospectus relating to any such Registrable Securities covered by such registration statement is required to be delivered under the 1933 Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to each such Seller selling Registrable Securities a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (f) As soon as practicable after the effective date of the registration statement, and in any event within eighteen (18) months thereafter, make generally available to Sellers participating in the offering an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including, at the Company's option, Rule 158 thereunder. To the extent that the Company files such information with the SEC in satisfaction of the foregoing, the Company need not deliver the above referenced earnings statement to Seller.

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                  (g) Upon request, deliver promptly to counsel of each Seller participating in the offering copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each such Seller to do such investigation at such Seller's sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Each Seller agrees that it will use its best efforts not to interfere unreasonably with the Company's business when conducting any such investigation and each Seller shall keep any such information received pursuant to this Section confidential.

                  (h) Provide a transfer agent located in the United States for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

                  (i) List the Registrable Securities covered by such registration statement on such exchanges and/or on Nasdaq or the NASD's OTC Bulletin Board as the Common Stock is then currently listed upon.

                  (j) Pay all Registration Expenses (as defined herein) incurred in connection with a registration of Registrable Securities, whether or not such registration statement shall become effective; provided that each Seller shall pay all underwriting discounts, commissions and transfer taxes, and their own counsel fees, if any, relating to the sale or disposition of such Seller's Registrable Securities pursuant to a registration statement. As used herein, "Registration Expenses" means any and all reasonable and customary expenses incident to performance of or compliance with the registration rights set forth herein, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities but no other expenses of the underwriters or their counsel), (iii) all printing, messenger and delivery expenses, and (iv) the reasonable fees and disbursements of counsel for the Company and the Company's independent public accountants.

         4.8 The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 4 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 4 may be specifically enforced. In the event that the Company shall fail to keep any registration statement effective as provided in this Section 4 or otherwise fails to comply with its obligations and agreements in this Section 4, then, in addition to any other rights or remedies the Registered Holder may have at law or in equity, including without limitation, the right of rescission, the Company shall indemnify and hold harmless the Registered Holder from and against any and all manner or loss which he may incur as a result of such failure. In addition, the Company shall also reimburse the Registered Holder for any and all reasonable legal fees and expenses incurred by him in successfully enforcing his rights pursuant to this
Section 4, regardless of whether any litigation was commenced.

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

5. MISCELLANEOUS.

         5.1 The Company agrees to use its best efforts to file timely all reports required to be filed by it pursuant to Sections 13 or 15 of the Securities Exchange Act of 1934, as amended.

         5.2 All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) one business day after the business day of transmission if sent by telecopier (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or (c) one business day after the business day of deposit with the carrier, if sent for next business day delivery by Express Mail, Federal Express or other recognized express delivery service (receipt requested), in each case addressed to the Company at the address indicated on the first page of this Agreement marked "Attention: Chief Executive Officer", and to the Subscriber at the Subscriber's address indicated on the last page of this Agreement (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties).

         5.3 This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         5.4 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

         5.5 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware.

         5.6 This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Shares as herein provided.

         5.7 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         5.8 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

         5.9 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

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

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first indicated above.

         COMPANY:                    NETGURU, INC., A DELAWARE CORPORATION

                                     /S/ Amrit K. Das
                                     --------------------------------------
                                     Amrit K. Das, Chief Executive Officer



         SUBSCRIBER:                 /S/ Peter R. Kellogg
                                     --------------------------------------
                                     Peter R. Kellogg, an individual

                                     c/o Spear, Leeds, & Kellogg
                                     120 Broadway
                                     --------------------------------------
                                     Street Address

                                     New York, NY  10271
                                     --------------------------------------
                                     City, State and Zip Code

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